SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
           LOAN AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS

      THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (the "Amendment") is made and entered into to be effective as of the 1st day of December, 1995 by and among TCBY ENTERPRISES, INC. (herein referred to with its successors and assigns as the "Borrower"), AMERICANA FOODS LIMITED PARTNERSHIP (herein referred to with its successors and assigns as the "Guarantor") and Bank One, Texas, N.A., a national banking association (herein referred to with its successors and assigns as the "Lender").

                            RECITALS:

     A. Borrower and Lender executed that certain Second Amended and Restated Loan Agreement, dated as of April 7, 1995 (the "Loan Agreement") pursuant to which the Lender has made and may hereafter make loans to the Borrower, as evidenced by that certain Term Note executed by Borrower and dated June 11, 1993 payable to the order of Lender in the original principal amount of $14,609,776.64 ("Term Note #1"), that certain Term Note executed by Borrower and dated November 28, 1994, payable to the order of Lender in the original principal amount of $7,500,000.00 ("Term Note #2") and by that certain Revolving Credit Note dated April 7, 1995 executed by Borrower and payable to the order of the Lender in the maximum principal amount of $5,000,000.00 (the "Revolving Credit Note"). Except as otherwise expressly provided herein, all capitalized terms used herein shall have the same meaning assigned to such terms in the Loan Agreement.

     B.     The Borrower has asked the Lender to  declassify
Ca   rlin Manufacturing, Inc.  as a  "Material Subsidiary,"  to redefine "Net Income,"  and to decrease  the required  Fixed
Charge Coverage ratio from 1.5 to  1.0 to 1.25 to 1.0.   The
Lender is willing to agree to the Borrower's requests upon the terms and conditions outlined herein and subject to the Borrower's and the Guarantor's agreements with the terms and provisions hereof and of each and every other instrument and agreement executed in connection herewith.

                           AGREEMENTS

     In consideration of the premises, which are made a part hereof, and the mutual covenants and agreements contained herein and for the other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Loan Agreement and Loan Documents as follows:

                            SECTION I

                AMENDMENTS TO THE LOAN AGREEMENT

     The Loan Agreement is hereby amended in the following respects:





      1.1 Amendments to Section 1.1 Section 1.1 of the Loan Agreement shall be and is hereby amended to declassify Carlin Manufacturing, Inc., an Arkansas corporation, as a "Material Subsidiary" and to delete the name of such corporation from the definition of "Material Subsidiary."

      1.2    Amendment to Section 6.6.   The Loan  Agreement
shall be and is hereby amended to add the following as an additional subsection to Section 6.6:

     "2.6.3
           Waiver Fee.  Subject to Section 2.5, the Borrower
           agrees to pay to the Lender a fee in the amount
           $15,000.00 in consideration for the one time,
           limited waiver made by Lender as evidenced by its
           letter to Borrower dated January 11, 1996.   Such
           fee shall be paid in twelve (12) monthly payments of $1,250.00 each beginning on January 15, 1996 and continuing on the 15th day of each month thereafter until paid in full. The Lender shall have the right, at its option, to debit the amount of any installment of the waiver fee that is not made on the date the same is due and payable against any deposit account maintained by the Borrower with the Lender including, but not limited to, demand deposit account #1889860316.

      1.3 Amendment to Section 5.9. Section 5.9 of the Loan Agreement shall be and is hereby amended to decrease the required Fixed Charge Coverage ratio from "1.5 to 1.0" to "1.25 to 1.0." Section 5.9 is further amended to provide, solely for purposes of calculating the Fixed Charge Coverage ratio, that nonrecurring or extraordinary gains or losses which are excluded from the calculation of Net Income shall mean nonrecurring and extraordinary gains and losses which are determined on a pre-tax basis.

                           SECTION II

                   AMENDMENT TO LOAN DOCUMENTS

      2.1 Reference to the Loan Agreement. Each of the Loan Documents is hereby amended so that any reference in any Loan Document to the Loan Agreement or to any other Loan Document shall mean a reference to the Loan Agreement or such other Loan Document as amended hereby.

                           SECTION III

                          MISCELLANEOUS






      3.1 Authority. The Borrower and Guarantor hereby represent and warrant that the execution, d elivery and performance of this Amendment, all instruments, agreements and other documents executed in connection herewith and all other instruments, agreements and documents executed in connection with the Loan Agreement have been duly authorized by  all  necessary  action  of  each  of  the  Borrower  and
Guarantor  and  do  not  and  will  not:  (a)  violate   any
provisions of any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower or Guarantor is a party or to which it or any of its assets may be subject;
(b) result in, or require the creation or imposition of any Lien (other than a Permitted Lien) upon or with respect to any asset now owned by Borrower or Guarantor or any collateral; or (c) result in a breach of or constitute a default) by Borrower or Guarantor (and neither the Borrower nor the Guarantor is in default under any indenture, loan or credit agreement or any other agreement or instrument to which it is s party or by which it or any of its assets are
bound or affected.   Borrower and Guarantor further  warrant
and  represent  that   no  approval  authorization,   order,
license, permit, franchise or consent of or registration, declaration, qualification or filing with any governmental authority is required in connection with the execution, delivery or performance by Borrower or Guarantor of this Amendment or any other Loan Document. Such instruments and
agreements  constitute   the   legal,  valid   and   binding
obligations  of  the  Borrower     and  Guarantor,  enforceable
against Borrower and Guarantor in accordance with their respective terms, subject only to the applicable debtor relief laws.

      3.2 Ratification. Borrower and Guarantor hereby ratify and confirm the Loan Agreement and Loan Documents, as amended hereby, in all respects, and acknowledge and agree that all of the terms, provisions and covenants thereof, as amended hereby, do and shall remain and continue in full force and effect, enforceable against the Borrower and Guarantor and their assets in accordance with their terms.

     3.3 Further Assurances. The Borrower and Guarantor covenant and agree from time to time to promptly execute, assign, endorse, and deliver to Lender all documents, instruments, notices, agreements, assignments, pledges, statements, and writings, and to do all other acts and things as the Lender may reasonable request in order to more fully evidence and/or to carry out more fully the intent and purposes of the Loan Agreement and other Loan Documents.

     3.4 Multiple Counterparts. Multiple counterparts of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     3.5   Representations and Warranties.  The Borrower and
Guarantor   hereby   represent   and   warrant   that   all
representations and warranties contained in the Loan Agreement and other Loan Documents are and continue to be true and correct in all material respects, as if made on the date hereof, and nothing is omitted therefrom that would cause the same to be misleading in any material respect.

       3.6     Applicable  Laws.   THIS AMENDMENT  SHALL  BE
CONSTRUED, INTERPRETED AND ENFORCEABLE UNDER AND PURSUANT TO
THE LAWS OF THE  STATE OF TEXAS AND  APPLICABLE LAWS OF  THE
UNITED STATES.

     3.7 No Oral Agreements. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be executed effective as of the date specified above.


                             BORROWER:

                             TCBY ENTERPRISES, INC.

                             By:/s/ Gene H. Whisenhunt
                          _____________________________

                   Printed Name: Gene  H. Whisenhunt

                              __________________
                          Title: Executive Vice President
                                  and CFO
                              _________________________


                             GUARANTOR:

                             AMERICANA FOODS LIMITED
                              PARTNERSHIP

                             By: /s/ Jim H. Fink
                              _____________________________


                             Printed Name: Jim H. Fink
                                         ___________________

                             Title: Executive Vice President

                                   __________________________


                             LENDER:

                             BANK ONE TEXAS, N. A.

                             By: /s/ Gina A. Norris
                              _____________________________

                             Printed Name: Gina A. Norris
                                         ___________________

                             Title: Vice President
                             __________________________